EXHIBIT 99




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Synergy  Resources Sets Fiscal Second Quarter 2013  Conference Call for Tuesday,
April 9 at 12:00 p.m. ET
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PLATTEVILLE, CO -- (Marketwired) -- 04/03/13 -- Synergy Resources Corporation
(NYSE MKT: SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin, will hold a conference call on Tuesday, April 9, 2013 at 12:00 p.m. Eastern time to discuss results for its fiscal second quarter ended February 28, 2013. The company plans to issue its earnings press release prior to the call.


Synergy Resources President and CEO Ed Holloway, Executive Vice President William Scaff, Jr., and CFO Monty Jennings will host the presentation, followed by a question and answer period.


Date: Tuesday, April 9, 2013
Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)
877-407-9122 Toll Free Dial-In (US & Canada)
201-493-6747 International/Local Dial-In


The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com and via the investor section of the company's web site at www.syrginfo.com.


Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Jon Kruljac with Synergy Resources at 303-840-8166.


A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until May 9, 2013.


Replay Dial-In Numbers
877-660-6853 Toll Free (US & Canada)
201-612-7415 International/Local
Replay ID#411931


About Synergy Resources Corporation


Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.


Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073